Exhibit 1.01

CalAmp Corp.

Conflict Minerals Report

For the Calendar Year Ended December 31, 2022

1.
Introduction

This Conflict Minerals Report (“Report”) of CalAmp Corp. (“CalAmp,” the “Company,” “we,” “us,” or “our”) for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). A number of terms used in this Report are defined in the Rule and Form SD, and to the extent that a term is not defined in this Report, the reader should review those sources for such definitions.

The Rule requires us to conduct in good-faith a reasonable country of origin inquiry (“RCOI”). Pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals (defined as “3TG” below) contained in our products that we had reason to believe may have originated in the Democratic Republic of the Congo (“DRC”) or the adjoining countries (collectively with the DRC, the “Covered Countries”), and may not have come from recycled or scrap sources, to determine whether such products were conflict free. We use the term “conflict free” in this Report to refer to suppliers, supply chains, smelters, and refiners whose source of conflict minerals did not, or do not, directly or indirectly finance or benefit armed groups in the Covered Countries. “Conflict minerals” consist of cassiterite, columbite-tantalite, wolframite, or their derivatives such as tin, tantalum and tungsten, and gold (collectively, “3TG”).

CalAmp is a connected intelligence company that leverages a data-driven solutions ecosystem to help people and organizations improve operational performance. We solve complex problems for customers within the market verticals of transportation and logistics, commercial and government fleets, industrial equipment, and consumer vehicles by providing solutions that track, monitor, and recover their vital assets. The data and insights enabled by CalAmp solutions provide real-time visibility into a user’s vehicles, assets, drivers, and cargo, giving organizations greater understanding and control of their operations. Ultimately, these insights drive operational visibility, safety, efficiency, maintenance, and sustainability for organizations around the world.

We offer a series of telematics edge products that serve as the foundation of our mobile connected ecosystem by collecting data insights from vehicles, drivers, assets, and cargo. These wireless enabled devices--including asset tracking units, mobile telematics devices, fixed and mobile wireless gateways and routers--underpin our wide range of proprietary and third-party software applications and services for business-critical deployments demanding secure and reliable communications and controls anywhere in the world. The telematics edge products listed above contain electronic assemblies that include printed circuit boards, integrated circuits, and solder. The nature of these technologies requires the usage of 3TG materials for primary functionality. Thus, 3TG materials may be considered necessary to the functionality or production of our products as described above.

We are a downstream company and do not purchase 3TG materials directly from mines, smelters, or refiners and, as such, we must rely on our suppliers to provide information on the origin of the 3TG materials contained in the components and materials that they supply to us, including sources of 3TG materials supplied to them from their upstream suppliers.

We have taken the steps described below to comply with the Rule.

2.
Due Diligence

Our due diligence measures have been designed to conform, in all material respects, to the five-step framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition (“OECD Guidance”) and the related supplements for 3TG. The Securities and Exchange Commission (“SEC”) has recognized the OECD Guidance as an appropriate nationally and internationally recognized due diligence framework for conflict mineral reporting purposes. The design of our due diligence measures encompasses the following four steps: (a) establishing strong company management systems, (b) identifying and assessing risks in our supply chain, (c) designing and implementing a response to manage identified risks, (d) carrying out independent third-party audits of smelter or refiner due diligence practices, and (e) publicly reporting on our supply chain due diligence.

a.
OECD Guidance Step 1: Establish strong company management systems

•
We have adopted and communicated our conflict minerals policy both publicly and to relevant internal and external parties.
•
Our conflict mineral policy is available on our website at www.calamp.com/supply-chain. Our conflict minerals policy is not incorporated herein by reference.
•
Through our cross-functional conflict minerals team, composed of representatives from supply chain management, and the legal and finance departments, we have established traceability of our conflict mineral supply chain to help ensure that policy statements and control processes are followed.
•
We have an existing grievance mechanism for reporting policy violations via our hotline.
•
We have incorporated conflict minerals compliance provisions in our supplier agreements.

b.
OECD Guidance Step 2: Identify and assess risks in supply chains

As part of our RCOI, we leverage the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (the “CMRT”) to gather sourcing information on 3TG materials from our suppliers and to verify traceability of our conflict mineral supply chain. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide materials to a company’s supply chain. It includes questions regarding a supplier’s conflict minerals policy, its due diligence processes, and the names and locations of smelters and refiners linked to its products. To collect this information for the 2022 reporting period, we partnered with a third-party service provider, Greensoft Technology, Inc (“Greensoft”). We reviewed the supplier responses against criteria developed to determine which suppliers required further engagement and follow-up. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT. For the 2022 reporting period, we surveyed our 576 direct suppliers using the CMRT. Of our 576 direct suppliers, 353 were identified as suppliers of components and materials that may contain 3TG materials.

CalAmp’s smelter RCOI and Due Diligence Process included the following -

(1) For each smelter identified in CalAmp’s supply chain, CalAmp attempted direct engagement with the smelter to determine whether or not the smelter sources from the DRC or adjoining countries.

(2) For smelters that declared directly (e.g. email correspondence, publicly available conflict minerals policy, or information available on their website) or through their relevant industry association that they did not source from the DRC or adjoining countries, and were not conformant to the RMI’s Responsible Minerals Assurance Process (“RMAP”), CalAmp reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:

(a) Public internet search (Google) of the facility in combination with each of the Covered Countries;

(b) Review of these specific NGO publications:

(i) Enough Project

(ii) Global Witness

(iii) Southern Africa Resource Watch

(iv) Radio Okapi;

(c) The most recent UN Group of Experts report on the DRC.

(3) For smelters that did not respond to direct engagement, CalAmp reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period. CalAmp reviewed the same sources as those used to compare against smelter sourcing declarations.

CalAmp identified 353 Smelters or Refiners from our 576 direct suppliers using the CMRT.

c.
OECD Guidance Step 3: Design and implement a strategy to respond to and manage identified risks

•
We report the results of our due diligence efforts, including any identified risks, on a periodic basis to senior management of the Company.
•
As part of our risk mitigation process, for those suppliers who provided incomplete or inaccurate information, or did not respond in a timely fashion or at all, we reviewed and considered: (i) whether or not to continue procurement; (ii) identifying alternative sources of supply; and/or (iii) disengagement.

•
For high risk smelters (in other words, smelters that are, or we have reason to believe may be, sourcing from the Covered Countries and are not conformant to the RMAP), CalAmp communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

CalAmp will conduct risk mitigation through our 3rd party provider (Greensoft) on smelters that do not conform to the RMAP. CalAmp’s risk mitigation process includes the following -

•
Conducting additional due diligence to determine if there was any reason to believe the smelter directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.
•
Verifying with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in CalAmp’s supply chain in the 2022 reporting period.
•
Directly engage with the high-risk smelter to verify risk and to encourage the smelter to become conflict free.

At this time, based on the due diligence described in this Report, we could not rule out the possibility that the 3TG materials in our products may have originated in the Covered Countries or may not have come from recycled or scrap sources.

d.
OECD Guidance Step 4: Carry out independent third-party audit of supply chain due diligence

•
As discussed above, we do not have direct relationships with smelters or refiners, and we do not perform direct audits of these entities’ supply chains of conflict minerals. However, we rely on the RMI’s RMAP to oversee and coordinate third-party audits of these facilities.
•
We also rely on the publicly available audit results of the RMAP third-party audits to validate the sourcing practices of processing facilities in our supply chain.

e.
OECD Guidance Step 5: Publicly report annually on supply chain due diligence

We will file a Form SD and Conflict Minerals Report with the SEC on an annual basis, as required. Our Form SD and Conflict Minerals Report are also available on our website at the Supply Chain tab at www.calamp.com.

3.
Improvement Plan

We continue to refine and improve our processes in an effort to:

a.
Expand procurement processes for capturing 3TG information at the product level;
b.
Enhance data gathering and quality to further mitigate risk that any 3TG contained in our products benefits armed groups in the Covered Countries;

c.
Engage with our suppliers and direct them to resources in an attempt to increase the response rate and improve the content of the supplier survey responses;
d.
Engage any of our suppliers found to be supplying us with 3TG materials from sources that support conflict in the Covered Countries to establish an alternative source of 3TG materials that does not support such conflict; and
e.
Ensure our Conflict Minerals Policy is incorporated into relevant contracts.

Appendix A

List of Smelters and Refiners Identified by CalAmp Suppliers

Metal	Smelter Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Bauer Walser AG
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	C.I Metales Procesados Industriales SAS	CID003421
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	DODUCO Contacts and Refining GmbH	CID000362
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	Emirates Gold DMCC	CID002561
Gold	Fujairah Gold FZC	CID002584
Gold	Geib Refining Corporation	CID002459
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Gold Coast Refinery	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	K.A. Rasmussen	CID003497
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L'Orfebre S.A.	CID002762
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	MD Overseas	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metallix Refining Inc.	CID003557

Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	PAMP S.A.	CID001352
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	Safina a.s.	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON METALS Corp.	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Sellem Industries Ltd.	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong gold smelting Co., Ltd.	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sovereign Metals	CID003383

Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	TSK Pretech
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	AMG Brasil	CID001076
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Meta Materials
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545

Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo Belgium N.V.	CID002773
Tin	Metallo Spain S.L.U.	CID002774
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Processing Plant Ltd.	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517

Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT DS Jaya Abadi
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Masbro Alam Stania	CID003380
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Timah Nusantara	CID001486
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Super Ligas	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tin	东莞市利轩电镀原料
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Fujian Xinlu Tungsten	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	KGETS Co., Ltd.	CID003388
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830